SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) 03/03/2010

Great Wall Builders Ltd.,
(Exact name of registrant as specified in its charter)

Texas	333-153182	71-1051037
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2620 Fountainview #115B
Houston, Texas 77057
(Address of principal executive offices)

(281)-575-0636
Registrant's telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)

☐ Pre-commencement communications pursuant to Rule 133-4(c) under the Exchange Act (17 CFR 240.13-e4(c)

Section 8. OTHER EVENTS

Item 8.01 Other Events

On March 3, 2010, Our Board of Directors have decided to terminate all merger and/or acquisition negotiations with Zeytinia Stores ( " GMV Group Inc.,"). Both parties did not reached a Definitive Agreement within the allotted time.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Great Wall Builders Ltd.,

/s/ Tian Jia
Chief Executive Officer &
Chief Financial Officer
03/03/2010